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                                 TELKONET, INC.
                               902-A COMMERCE ROAD
                            ANNAPOLIS, MARYLAND 21401

                           ___________________________


To the Stockholders:

         In July 2003, you received a Notice of Annual Meeting of Stockholders of Telkonet, Inc. and a Proxy Statement dated June 30, 2003. Due to an administrative error, the notice and accompanying proxy statement incorrectly stated the day of the annual meeting.

         The 2003 Annual Meeting of Stockholders of Telkonet, Inc. will be held at the Radisson Hotel, 511 Lexington Avenue, New York, New York, Dynasty Restaurant, 2nd Floor, on Thursday, September 4, 2003 at 5:00 p.m. local time for the following purposes:

         1. To elect five (5) directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified;

         2. To ratify options granted under Telkonet's Amended and Restated Stock Incentive Plan;

         3. To ratify the appointment of independent accountants for 2003; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on July 30, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         We apologize for any inconvenience this error may have caused. Please do not hesitate to contact us at (410) 897-5900 if you have any questions or concerns.

                                             By order of the Board of Directors,

                                             /s/ Robert P. Crabb
                                             -----------------------------------
                                             Robert P. Crabb
                                             Secretary

Dated:  August 26, 2003

                             YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD THAT ACCOMPANIED OUR ORIGINAL PROXY
     STATEMENT IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.